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                                                                     Exhibit 16

Schedule 16 Calculations for Warburg Pincus Trust II

Annualized Total Returns With Waivers as of 12/31/97

Warburg Pincus Trust II Fixed Income Fund

     Common Shares

                                           1/1
          From inception (10,895.70/10,000)    -1) = 8.96%

Warburg Pincus Trust II Global Fixed Income Fund

     Common Shares

                                            1/1
          From Inception ((10,262.21/10,000)    -1 = 2.62%

Annualized Total Returns Without Waivers as of 12/31/97

Warburg Pincus Trust II Fixed Income Fund

     Common Shares

                                           1/1
          From Inception ((9,948.32/10,000)    -1) = (.52)%

Warburg Pincus Trust II Global Fixed Income Fund

     Common Shares

                                           1/1
          From Inception ((9,853.53/10,000)    -1) = (1.47)%